Exhibit 99.1
T-3 Energy Services, Inc. Announces Conference Call
HOUSTON, TEXAS, (PRIMEZONE WIRE) — July 23, 2009. T-3 Energy Services, Inc. (NASDAQ:TTES — News) announced today that it will hold a conference call to discuss second quarter 2009 results on Wednesday, August 5, 2009 at 11:00 a.m. Central Time. To participate in the live conference call, dial 877-397-0284 (domestic and Canada) or 719-325-4897 (international) at least ten minutes prior to the scheduled start of the call.
T-3 Energy Services, Inc. provides a broad range of oilfield products and services to customers in the drilling and completion of new oil and gas wells, the workover of existing wells and the production and transportation of oil and gas. For further information, see http://www.t3energy.com
Certain statements and answers to questions during the conference call may contain “forward-looking statements.” These statements, and all phases of the Company’s operations, are subject to risks and uncertainties, any one of which could cause actual results to differ materially from those described in the forward-looking statements. Investors are reminded that these forward-looking statements must be considered in conjunction with the cautionary warnings and risk factors, which are detailed in the Company’s most recent Annual Report on Form 10-K filed with the SEC and available from the Company.

Contact:	T-3 Energy Services, Inc. James M. Mitchell, Senior Vice President and Chief Financial Officer 713-996-4118